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Exhibit 5.4

CONSENT OF SENIOR VICE PRESIDENT

NORTH AMERICAN NATURAL GAS

        I consent to the incorporation by reference in the Registration Statement on Form F-9 (the "Registration Statement") and the prospectus included therein as amended from time to time (the "Prospectus") of Petro-Canada included in the Registration Statement of my Report on Reserves Data dated March 17, 2008, appearing in the Annual Information Form of Petro-Canada, dated March 17, 2008 for the year ended December 31, 2007.

        I also consent to the reference to me under the heading "Experts" in such Prospectus.

/s/ KATHLEEN E. SENDALL Kathleen E. Sendall
Senior Vice-President, North American Natural Gas Calgary, Alberta, Canada
March 31, 2008

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  Exhibit 5.4